AMENDMENT TO DISTRIBUTION AND LICENSE AGREEMENT

THIS AMENDMENT, is made at SANTA MARGHERITA LIGURE (GE), as of the 27 day of JULY, 1999, by and between

- OTAM SpA, a corporation organized under the laws of Italy, with its registered offices at Via S. Siro, 1, 16038 Santa Margherita Ligure (Ge), Italy ("LICENSEE")

                                       and

- CIGARETTE RACING TEAM, INC., a corporation organized under the laws of the State of Florida, U.S.A., with offices at 3131 N.E. 188th Street, Aventura, Florida 33180, U.S.A. ("LICENSOR")

(hereinafter collectively referred to as the "Parties")

                                    RECITALS

     LICENSEE and LICENSOR entered into a License and Distribution Agreement dated October 28, 1997 (hereinafter referred to as the "Agreement") in order to grant the rights to use LICENSOR's marks (hereinafter referred to as the "Marks") to LICENSEE in connection with manufacturing, selling and/or distribution of specific watercrafts bearing such Mark which are respectively 45 feet and 55 feet in length (hereinafter referred to as the "Boats"); and

     LICENSOR has previously waived its rights to the exclusive sale and commissions provisions provided for in Item 24 of the Agreement; and

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     LICENSEE and LICENSOR  desire to further modify the Agreement in the manner provided hereinbelow, which modifications shall be deemed effective on the date of this Amendment as indicated above:

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions set forth herein, the Parties hereby agree as follows:

(1) OTAM SpA may change its name to CIGARETTE RACING TEAM ITALIA SpA or, incorporate a subsidiary with this name.

(2) LICENSOR confirms its approval of the Royalty Statement covering the period from October 28, 1997 to October 15, 1998.

(3) For the total term of the Agreement, the sale of nine (9) Boats (see enclosure hereto) and the payment of royalties totaling (including the Advance Royalty) $600,000 shall satisfy the minimum sales requirement and entitle the Licensee to exercise its option to renew the Agreement.

(4) For all subsequent sales of Boats, the royalties shall be 7 1/2% calculated on OTAM's standard list prices (present list prices enclosed hereto) less thirty percent (30%)

(5) This Amendment embodies the entire understanding between the LICENSEE and LICENSOR with respect to this subject matter and can be changed only by an instrument in writing signed by the Parties.

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(6)  All words  commencing  with  initial  capital  letters  shall have the same meaning in this Amendment as in the Agreement.

(7) LICENSEE and LICENSOR have all requisite authority to enter into this Amendment, whether arising under applicable Federal or State laws, rules, or regulations, to which either of the Parties may be subject.

(8) Except to the extent that the Agreement is modified by this Amendment, the remaining terms and provisions of the Agreement including the Governing Law and Arbitration provisions shall remain in full force and effect and are applicable hereto.

     IN WITNESS WHEREOF, this Amendment is entered into by the Parties as of the day and year first above written.

CIGARETTE RACING TEAM, Inc.             OTAM SpA


/s/  ADAM SCHILD                        /s/  UGO CASA
-----------------------                 -----------------------
By:  ADAM SCHILD                        By:  UGO CASA
Chairman of the Board,                  President
Chief Operating Officer


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                                     EXHIBIT

      1.          45'/02           Mr. Parravicini G.

      2.          45'/03           H.M.Y. New Yacht Sales, Inc.

      3.          45'/04           Svezia Motori Srl

      4.          45'/05           Mr. Rampezzotti G.

      5.          45'/06           Not sold

      6.          55'/01           Peak Trust Ltd.

      7.          55'/02           Mabo Holding Ltd.

      8.          55'/03           Associazione Amici del Mare

      9.          55'/04           Not sold

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